Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Second Quarter 2018 Results

Nashville, Tenn., July 25, 2018 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2018.

Key second quarter metrics (all percentage changes compare 2Q 2018 to 2Q 2017 unless noted):

•	Revenues increased 7.4 percent to $11.529 billion

•	Net income attributable to HCA Healthcare, Inc. totaled $820 million, or $2.31 per diluted share

•	Adjusted EBITDA totaled $2.227 billion, an increase of 6.6 percent

•	Cash flows from operations totaled $1.582 billion

•	Same facility equivalent admissions increased 2.8 percent while same facility admissions increased 2.7 percent

•	Same facility revenue per equivalent admission increased 3.6 percent

Revenues in the second quarter increased to $11.529 billion, compared to $10.733 billion in the second quarter of 2017. Net income attributable to HCA Healthcare, Inc. totaled $820 million, or $2.31 per diluted share, compared to $657 million, or $1.75 per diluted share, in the second quarter of 2017. The second quarter 2018 results include gains on sales of facilities of $9 million, or $0.02 per diluted share. The Company recognized a tax benefit of $121 million, or $0.34 per diluted share, on net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, for the second quarter of 2018, due to a reduction in its effective tax rate related to the impact of the Tax Cuts and Jobs Act. Adjusted EBITDA totaled $2.227 billion compared to $2.090 billion in the second quarter of 2017. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Same facility admissions for the second quarter of 2018 increased 2.7 percent, while same facility equivalent admissions increased 2.8 percent compared to the prior year period. Same facility emergency room visits for the second quarter of 2018 declined 0.8 percent from the prior year’s second quarter. Same facility inpatient surgeries increased 1.7 percent, while same facility outpatient surgeries increased 2.6 percent compared to the second quarter of 2017.

During the second quarter of 2018, salaries and benefits, supplies and other operating expenses totaled $9.309 billion, or 80.8 percent of revenues, compared to $8.656 billion, or 80.6 percent of revenues, in the second quarter of 2017. On a same-facility basis, salaries and benefits, supplies and other operating expenses totaled $8.571 billion, or 77.8 percent of revenues, during for the second quarter of 2018, compared to $8.150 billion, or 78.7 percent of revenues, on a same-facility basis for the same period of 2017.

Six Months Ended June 30, 2018

Revenues for the six months ended June 30, 2018 totaled $22.952 billion compared to $21.356 billion in the same period of 2017. Net income attributable to HCA Healthcare, Inc. was $1.964 billion, or $5.50 per diluted share, compared to $1.316 billion, or $3.48 per diluted share, for the first six months of 2017. Results for the six months ended June 30, 2018 include gains on sales of facilities of $414 million, or $0.88 per diluted share. The Company also recognized a tax benefit of $192 million, or $0.54 per diluted share, on net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, for the six months ended June 30, 2018, due to a reduction in its effective tax rate related to the impact of the Tax Cuts and Jobs Act. Results for the six months ended June 30, 2018 also include a $96 million tax benefit, or $0.27 per diluted share, compared to $76 million, or $0.20 per diluted share, for the same period of 2017, related to the recording of excess tax benefits for employee equity award settlements.

Balance Sheet and Cash Flows from Operations

As of June 30, 2018, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $868 million, total debt of $33.192 billion, and total assets of $37.742 billion. During the second quarter of 2018, capital expenditures totaled $880 million, excluding acquisitions. Cash flows provided by operating activities in the quarter totaled $1.582 billion compared to $1.404 billion in the second quarter of 2017.

As of June 30, 2018, HCA’s leverage ratio as measured by Total Debt/Adjusted EBITDA was 3.91x, compared to 4.02x as of December 31, 2017.

During the second quarter of 2018, the Company repurchased 4.670 million shares of its common stock at a cost of $470 million, and during the six months ended June 30, 2018, repurchased 9.040 million shares of its common stock at a cost of $893 million. The Company had $910 million remaining under its existing repurchase authorization as of June 30, 2018.

As of June 30, 2018, HCA operated 178 hospitals and approximately 1,800 sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 20 states and the United Kingdom.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.35 per share on the Company’s common stock. The dividend will be paid on September 28, 2018 to stockholders of record at the close of business on September 4, 2018.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2018 Guidance

The 2018 guidance ranges for the year have been revised from our fourth quarter 2017 and first quarter 2018 releases and are as follows:

2018 Updated Guidance Range
Revenues	$45.5 to $46.5 billion
Adjusted EBITDA	$8.65 to $8.85 billion
EPS (diluted)	$9.00 to $9.40 per diluted share
Capital Expenditures	Approximately $3.5 billion

The Company’s 2018 guidance contains a number of assumptions, including:

•	2018 guidance for EPS (diluted) includes an estimated $110 million income tax benefit, or $0.31 per diluted share, for excess tax benefits related to employee equity award settlements recorded as a component of the provision for income taxes. The timing and amounts related to employee equity award settlements are difficult to project and may vary from this estimate.

•	2018 guidance reflects the sale of the Company’s Oklahoma facilities which closed February 1, 2018. These facilities had annual revenues of approximately $1 billion and Adjusted EBITDA of approximately $180 million in 2017.

•	2018 guidance includes an estimated impact of $1.25 earnings per diluted share related to the Tax Cuts and Jobs Act.

•	2018 guidance excludes any acquisitions that have not been completed as of June 30, 2018.

•	2018 guidance excludes any hurricane insurance recoveries the Company may receive.

•	2018 guidance excludes any changes in our estimates of the impact of the Tax Cuts and Jobs Act on our deferred tax assets and liabilities.

•	2018 guidance excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1160373&tp_key=8102f3251b or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2018, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”), including the effects of any repeal of, or changes to, the Health Reform Law or changes to its implementation, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011, and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (9) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, (23) the impact of natural disasters, such as hurricanes and floods, or similar events beyond our control, (24) changes in interpretations, assumptions, and expectations regarding the 2017 Tax Cuts and Jobs Act, including additional guidance that may be issued by federal and state taxing authorities or other standard-setting bodies, and (25) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

(Dollars in millions, except per share amounts)

	2018		2017
	Amount	Ratio	Amount	Ratio
Revenues	$11,529	100.0%	$10,733	100.0%

Salaries and benefits	5,274	45.8	4,896	45.6
Supplies	1,917	16.6	1,795	16.7
Other operating expenses	2,118	18.4	1,965	18.3
Equity in earnings of affiliates	(7)	(0.1)	(13)	(0.1)
Depreciation and amortization	562	4.9	521	4.9
Interest expense	436	3.8	411	3.8
Gains on sales of facilities	(9)	(0.1)	(2)	—

	10,291	89.3	9,573	89.2

Income before income taxes	1,238	10.7	1,160	10.8
Provision for income taxes	272	2.3	365	3.4

Net income	966	8.4	795	7.4
Net income attributable to noncontrolling interests	146	1.3	138	1.3

Net income attributable to HCA Healthcare, Inc.	$820	7.1	$657	6.1

Diluted earnings per share	$2.31		$1.75

Cash dividends declared per share	$0.35		$—

Shares used in computing diluted earnings per share (millions)	355.039		375.338

Comprehensive income attributable to HCA Healthcare, Inc.	$756		$684

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2018 and 2017

(Dollars in millions, except per share amounts)

	2018		2017
	Amount	Ratio	Amount	Ratio
Revenues	$22,952	100.0%	$21,356	100.0%

Salaries and benefits	10,563	46.0	9,797	45.9
Supplies	3,832	16.7	3,592	16.8
Other operating expenses	4,228	18.5	3,895	18.2
Equity in earnings of affiliates	(16)	(0.1)	(23)	(0.1)
Depreciation and amortization	1,115	4.8	1,042	4.9
Interest expense	867	3.8	830	3.9
Gains on sales of facilities	(414)	(1.8)	(3)	—

	20,175	87.9	19,130	89.6

Income before income taxes	2,777	12.1	2,226	10.4
Provision for income taxes	529	2.3	654	3.0

Net income	2,248	9.8	1,572	7.4
Net income attributable to noncontrolling interests	284	1.2	256	1.2

Net income attributable to HCA Healthcare, Inc.	$1,964	8.6	$1,316	6.2

Diluted earnings per share	$5.50		$3.48

Cash dividends declared per share	$0.70		$—

Shares used in computing diluted earnings per share (millions)	357.388		377.647

Comprehensive income attributable to HCA Healthcare, Inc.	$1,981		$1,361

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30,	March 31,	December 31,
	2018	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$868	$1,086	$732
Accounts receivable	6,592	6,332	6,501
Inventories	1,636	1,677	1,573
Other	1,298	1,296	1,171

Total current assets	10,394	10,391	9,977

Property and equipment, at cost	41,142	40,308	40,084
Accumulated depreciation	(22,598)	(22,184)	(22,189)

	18,544	18,124	17,895

Investments of insurance subsidiaries	414	417	418
Investments in and advances to affiliates	234	231	199
Goodwill and other intangible assets	7,459	7,471	7,394
Other	697	665	710

	$37,742	$37,299	$36,593

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,457	$2,538	$2,606
Accrued salaries	1,315	1,238	1,369
Other accrued expenses	2,161	2,005	1,983
Long-term debt due within one year	1,692	1,697	200

Total current liabilities	7,625	7,478	6,158

Long-term debt, less net debt issuance costs of $151, $158 and $164	31,500	31,594	32,858
Professional liability risks	1,283	1,244	1,198
Income taxes and other liabilities	1,459	1,417	1,374

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(5,989)	(6,244)	(6,806)
Noncontrolling interests	1,864	1,810	1,811

Total deficit	(4,125)	(4,434)	(4,995)

	$37,742	$37,299	$36,593

HCA Healthcare, Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2018 and 2017

(Dollars in millions)

	2018	2017
Cash flows from operating activities:
Net income	$2,248	$1,572
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(233)	81
Inventories and other assets	(200)	(178)
Accounts payable and accrued expenses	31	(298)
Depreciation and amortization	1,115	1,042
Income taxes	118	267
Gains on sales of facilities	(414)	(3)
Amortization of debt issuance costs	15	16
Share-based compensation	134	140
Other	51	45

Net cash provided by operating activities	2,865	2,684

Cash flows from investing activities:
Purchase of property and equipment	(1,574)	(1,304)
Acquisition of hospitals and health care entities	(538)	(295)
Disposition of hospitals and health care entities	799	14
Change in investments	23	(11)
Other	(25)	5

Net cash used in investing activities	(1,315)	(1,591)

Cash flows from financing activities:
Issuance of long-term debt	—	1,502
Net change in revolving credit facilities	210	(1,160)
Repayment of long-term debt	(101)	(95)
Distributions to noncontrolling interests	(185)	(248)
Payment of debt issuance costs	(2)	(25)
Payment of cash dividends	(245)	—
Repurchase of common stock	(893)	(966)
Other	(192)	(42)

Net cash used in financing activities	(1,408)	(1,034)

Effect of exchange rate changes on cash and cash equivalents	(6)	—

Change in cash and cash equivalents	136	59
Cash and cash equivalents at beginning of period	732	646

Cash and cash equivalents at end of period	$868	$705

Interest payments	$873	$834
Income tax payments, net	$411	$387

HCA Healthcare, Inc.

Operating Statistics

			For the Six Months
	Second Quarter		Ended June 30,
	2018	2017	2018	2017
Operations:
Number of Hospitals	178	172	178	172
Number of Freestanding Outpatient Surgery Centers	122	119	122	119
Licensed Beds at End of Period	46,723	44,727	46,723	44,727
Weighted Average Licensed Beds	46,667	44,605	46,676	44,484

Reported:
Admissions	494,610	473,174	1,002,483	958,935
% Change	4.5%		4.5%
Equivalent Admissions	851,047	809,367	1,700,211	1,621,559
% Change	5.1%		4.9%
Revenue per Equivalent Admission	$13,547	$13,262	$13,499	$13,170
% Change	2.1%		2.5%
Inpatient Revenue per Admission	$13,807	$13,779	$13,756	$13,458
% Change	0.2%		2.2%
Patient Days	2,370,306	2,307,086	4,902,025	4,710,019
% Change	2.7%		4.1%
Equivalent Patient Days	4,080,800	3,946,938	8,313,834	7,964,642
% Change	3.4%		4.4%
Inpatient Surgery Cases	139,049	134,553	275,699	267,894
% Change	3.3%		2.9%
Outpatient Surgery Cases	244,367	234,215	475,236	460,130
% Change	4.3%		3.3%
Emergency Room Visits	2,148,338	2,116,123	4,450,450	4,279,261
% Change	1.5%		4.0%
Outpatient Revenues as a
Percentage of Patient Revenues	38.6%	37.3%	37.9%	37.7%
Average Length of Stay (days)	4.792	4.876	4.890	4.912
Occupancy	55.8%	56.8%	58.0%	58.5%

Same Facility:
Admissions	470,606	458,142	952,898	930,009
% Change	2.7%		2.5%
Equivalent Admissions	806,148	783,881	1,610,398	1,573,575
% Change	2.8%		2.3%
Revenue per Equivalent Admission	$13,673	$13,198	$13,605	$13,110
% Change	3.6%		3.8%
Inpatient Revenue per Admission	$13,942	$13,681	$13,840	$13,377
% Change	1.9%		3.5%
Inpatient Surgery Cases	132,026	129,761	261,536	258,864
% Change	1.7%		1.0%
Outpatient Surgery Cases	232,835	227,004	452,756	447,979
% Change	2.6%		1.1%
Emergency Room Visits	2,031,040	2,047,463	4,205,288	4,149,001
% Change	-0.8%		1.4%

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

			For the Six Months
	Second Quarter		Ended June 30,
	2018	2017	2018	2017
Revenues	$11,529	$10,733	$22,952	$21,356

Net income attributable to HCA Healthcare, Inc.	$820	$657	$1,964	$1,316
Gains on sales of facilities (net of tax)	(8)	(1)	(313)	(2)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	812	656	1,651	1,314
Depreciation and amortization	562	521	1,115	1,042
Interest expense	436	411	867	830
Provision for income taxes	271	364	428	653
Net income attributable to noncontrolling interests	146	138	284	256

Adjusted EBITDA (a)	$2,227	$2,090	$4,345	$4,095

Adjusted EBITDA margin (a)	19.3%	19.5%	18.9%	19.2%
Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$2.31	$1.75	$5.50	$3.48
Gains on sales of facilities	(0.02)	—	(0.88)	—

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	$2.29	$1.75	$4.62	$3.48

Shares used in computing diluted earnings per share (millions)	355.039	375.338	357.388	377.647

(a)	Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2018 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2018
	Low	High
Revenues	$45,500	$46,500

Net income attributable to HCA Healthcare, Inc. (a)	$3,180	$3,325
Depreciation and amortization	2,250	2,250
Interest expense	1,775	1,775
Provision for income taxes	895	925
Net income attributable to noncontrolling interests	550	575

Adjusted EBITDA (a) (b)	$8,650	$8,850

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$9.00	$9.40
Shares used in computing diluted earnings per share (millions)	353.600	353.600

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)	The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)	Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.